Exhibit 99.1

UDR Prices $300 Million of Senior Unsecured Notes Due 2020

Company Release - 09/19/2013 17:02

DENVER—(BUSINESS WIRE)— UDR, Inc. (the “Company”) (NYSE: UDR) announced today that it has priced a $300 million offering of 3.700% senior unsecured notes under its existing shelf registration statement. Interest is payable semiannually on April 1 and October 1 with the first interest payment due April 1, 2014. The notes will mature on October 1, 2020. The notes were priced at 99.981% of the principal amount plus accrued interest from September 26, 2013 to yield 3.703% to maturity.

The notes are fully and unconditionally guaranteed by United Dominion Realty, L.P.

The Company expects to use the net proceeds to repay its indebtedness currently outstanding on its $900 million unsecured credit facility and for general corporate purposes. The settlement of the offering is expected to occur on September 26, 2013.

J.P. Morgan and Morgan Stanley were the joint book-running managers for the offering. US Bancorp, Mitsubishi UFJ Securities and Credit Suisse were the co-managers for the offering.

Copies of the prospectus supplement and prospectus relating to the offering may be obtained by contacting J.P. Morgan, 383 Madison Avenue, New York, New York 10179, Attention: High Grade Syndicate Desk, 3rd Floor, telephone collect at 212-834-4533, or Morgan Stanley Prospectus Department, 180 Varick Street, 2nd Floor, New York, New York 10014, Attention: Prospectus Department, telephone toll free at 866-718-1649.

A registration statement relating to these securities has been filed with and declared effective by the Securities and Exchange Commission. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

About UDR, Inc.

UDR, Inc. (NYSE:UDR), an S&P 400 company, is a leading multifamily real estate investment trust with a demonstrated performance history of delivering superior and dependable returns by successfully managing, buying, selling, developing and redeveloping attractive real estate properties in targeted U.S. markets. As of June 30, 2013, UDR owned or had an ownership position in 53,656 apartment homes including 2,588 homes under development. For 41 years, UDR has delivered long-term value to shareholders, the best standard of service to residents and the highest quality experience for associates. Additional information can be found on the Company’s website at www.udr.com.

Forward Looking Statements

Certain statements made in this press release may constitute “forward-looking statements.” Words such as “expects,” “intends,” “believes,” “anticipates,” “plans,” “likely,” “will,” “seeks,” “estimates” and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements, by their nature, involve estimates, projections, goals, forecasts and assumptions and are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in a forward-looking statement, due to a number of factors, which include, but are not limited to, unfavorable changes in the apartment market, changing economic conditions, the impact of inflation/deflation on rental rates and property operating expenses, expectations concerning availability of capital and the stabilization of the capital markets, the impact of competition and competitive pricing, acquisitions, developments and redevelopments not achieving anticipated results, delays in completing developments, redevelopments and lease-ups on schedule, expectations on job growth, home affordability and demand/supply ratio for multifamily housing, expectations concerning development and redevelopment activities, expectations on occupancy levels, expectations concerning the Vitruvian Park® development, expectations concerning the joint ventures with third parties, expectations that automation will help grow net operating income, expectations on annualized net operating income and other risk factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time, including the Company’s Annual Report on Form 10-K, the Company’s Quarterly Reports on Form 10-Q, the Company’s prospectus supplement dated September 1, 2011 and the accompanying prospectus dated September 1, 2011. Actual results may differ materially from those described in the forward-looking statements. These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this press release, and the Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein, to reflect any change in the Company’s expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except to the extent otherwise required under the U.S. securities laws.

This press release and these forward-looking statements include UDR’s analysis and conclusions and reflect UDR’s judgment as of the date of these materials. UDR assumes no obligation to revise or update to reflect future events or circumstances.

UDR, Inc.

Christopher Van Ens, 720-348-7762

Vice President – Investor Relations

cvanens@udr.com

Source: UDR, Inc.